Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
To Tender Shares of Adjustable Rate Cumulative Preferred Stock, Series A
of

THE MIDDLETON DOLL COMPANY

Pursuant to the Offer to Purchase
Dated November 20, 2006

OUR OFFER, THE PRORATION PERIOD AND YOUR RIGHT TO WITHDRAW WILL EXPIRE AT 5:00
P.M. (EASTERN TIME) ON TUESDAY, DECEMBER 19, 2006, UNLESS OUR OFFER IS EXTENDED.

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if:

        (i) certificates (the “Share Certificates”) evidencing shares of Adjustable Rate Cumulative Preferred Stock, Series A, par value $0.01 per share (the “Shares”), of The Middleton Doll Company, a Wisconsin corporation (the “Company”), are not immediately available;

        (ii) time will not permit the Letter of Transmittal or other required documents to reach the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase, as defined below); or

        (iii) the procedure for book-entry transfer cannot be completed on a timely basis.

This Notice of Guaranteed Delivery may be delivered to the Depositary by hand, mail, overnight courier or facsimile transmission, before the Expiration Date. See Section 4 of the Offer to Purchase.

The Depositary for the Offer is:

LASALLE BANK NATIONAL ASSOCIATION

By Mail, Hand or Overnight Courier:
135 S. LaSalle Street, Suite 1811
Attn: Shareholder Services
Chicago, IL 60603

By Facsimile Transmission:
(For Eligible Institutions Only)
312-904-2079

For Confirmation Only
Telephone: 312-904-5091

        Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of instructions via facsimile transmission other than as set forth above, will not constitute a valid delivery.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to the Company at the price of $16.25 per Share, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 20, 2006 (the “Offer to Purchase”), and the related Letter of Transmittal (which, as each may be amended and supplemented from time to time, together constitute the “Offer”), receipt of which are hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in Section 4 of the Offer to Purchase.

ODD LOTS

Tobe completed only if the Shares are being tendered by or on behalf of a person owning beneficially or of record, as of the close of business on November 16, 2006, and who continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

|_|	was the beneficial or record owner of, as of the close of business on November 16, 2006, and continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares, all of which are being tendered; or

|_|	is a broker dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) thereof, Shares with respect to which it is the record holder and (b) believes, based upon representations made to it by such beneficial owner(s), that each such person was the beneficial or record owner of, as of the close of business on November 16, 2006, and continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares and is tendering all of such Shares.

SIGN HERE

(Please type or print)

Number of shares:	Name(s) of Record Holder(s):
_______________________________________________	_______________________________________________
Certificate Nos. (if available):	_______________________________________________
(Please Print)
_______________________________________________
Address (including zip code):
If Shares will be delivered by book-entry	_______________________________________________
transfer, fill in the applicable account number:
_______________________________________________
Account Number:_______________________________
Area code and Tel. No.:_____________________________
Signature(s):_____________________________________
_______________________________________________
Dated:_______________________________________, 2006

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

        The undersigned is a firm or other entity that is a member in good standing of a registered national securities exchange, or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch or agency in the United States (“Eligible Institution”) and represents that: (i) the above-named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended; and (ii) such tender of Shares complies with such Rule 14e-4, and guarantees that the Depositary will receive (a) Share Certificates tendered hereby in proper form for transfer; or (b) confirmation that the Shares tendered hereby have been delivered pursuant to the procedure for book-entry transfer (set forth in Section 4 of the Offer to Purchase) into the Depositary’s account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), or an Agent’s Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three (3) trading days after the date the Depositary receives this Notice of Guaranteed Delivery.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period set forth herein. Failure to do so could result in financial loss to such Eligible Institution.

_______________________________________________	_______________________________________________
Name of Firm	Authorized Signature
_______________________________________________	_______________________________________________
Address	Title
________________________________________________	Name:_______________________________________________
Zip Code	(Please Type or Print)
Area Code and Tel. No.:________________________________	Date:_______________________________________, 2006

Do not send Share Certificates with this Notice of Guaranteed Delivery. Share Certificates should be sent with your Letter of Transmittal.